EXHIBIT 4.0

                              CERTIFICATE OF MERGER
                                       OF
        INTELLIGENCE NETWORK INTERNATIONAL, INC., A FLORIDA CORPORATION,
                                  WITH AND INTO
         SAFE TECHNOLOGIES INTERNATIONAL, INC., A DELAWARE CORPORATION,
         --------------------------------------------------------------

         The undersigned companies, pursuant to Section 252 of the Delaware General Corporation Law, do hereby execute the following Certificate of Merger:

         1. The names of the companies proposing to merge and the states under the laws of which such companies are organized are as follows:

Name of Company                            Type of Entity    Site of Formation
---------------                            --------------    -----------------
Intelligence Network International, Inc.    Corporation        Florida
Safe Technologies International, Inc.       Corporation        Delaware

         2. The Merger Agreement between the parties to the merger has been approved, adopted, certified executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the Delaware General Corporation Law.

         3. The surviving corporation shall be Safe Technologies International, Inc., a Delaware corporation, and it shall be governed by the laws of the State of Delaware.

         4. The present Certificate of Incorporation of the surviving corporation shall remain unchanged and will continue in full force and effect until altered or amended as therein provided under the authority of the laws of the State of Delaware.

         5. The present bylaws of Safe Technologies International, Inc. shall be the bylaws of the surviving corporation and will continue in full force and effect until altered or amended as therein provided under the authority of the laws of the State of Delaware.

         6. The Agreement and Plan of Merger is on file at the principal place of business of Safe Technologies International, Inc., located at:

                           249 Peruvian Avenue
                           Palm Beach, FL 33480

         7. A copy of the Merger Agreement will be furnished by Safe
Technologies

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International, Inc., the surviving company, on request and without cost, to any stockholder of any constituent corporation.

         8. As to the authorized capital stock of each constituent corporation that is not a Delaware corporation:

Name of Company                                Authorized Capital Stock
---------------                                ------------------------

Intelligence Network International, Inc.      Common Stock: 600,000,000 shares
                                              authorized - no par value

         9. The merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its President as of the 9th day of February, 1998.

                                    INTELLIGENCE NETWORK INTERNATIONAL, INC., a Florida corporation


                                    By: /s/ Barbara L. Tolley
                                          Barbara L. Tolley
                                           President and Chairman


                                    SAFE TECHNOLOGIES INTERNATIONAL, INC.,
                                    a Delaware corporation


                                    By: /s/ Barbara L. Tolley
                                          Barbara L. Tolley
                                          Chief Executive Officer and Chairman


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